SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
RFS HOTEL INVESTORS, INC. RFS PARTNERSHIP, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        This combined Schedule 14A is filed separately by two registrants: RFS Hotel Investors, Inc., issuer of publicly traded common stock on the New York Stock Exchange, and RFS Partnership, L.P., issuer of public debt. Information contained herein relating to either individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrant.

Filed by RFS Hotel Investors, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: RFS Hotel Investors, Inc.
Commission File No. 0-22164

Filed by RFS Partnership, L.P.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: RFS Partnership, L.P. Commission File No. 333-84334

        The following is the text of a press release issued by RFS Hotel Investors, Inc. on May 27, 2003.

RFS Announces Special Meeting and Record Date

        MEMPHIS, Tenn.—May 27, 2003—RFS Hotel Investors, Inc. (NYSE: RFS) today announced that it will hold a special meeting of shareholders at 9:00 a.m., local time, on Tuesday, July 8, 2003 at its corporate headquarters located at 850 Ridge Lake Boulevard, Suite 300, Memphis, Tennessee.

        The record date for shareholders entitled to vote at the special meeting is June 2, 2003.

        The purpose of the special meeting of shareholders is to consider and vote upon the proposed acquisition of RFS by CNL Hospitality Properties, Inc.

About RFS Hotel Investors, Inc.

        RFS owns interests in 57 hotels with approximately 8,271 rooms located in 24 states. Its hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton®, Residence Inn® by Marriott®, Hilton®, Doubletree®, Holiday Inn®, Hampton Inn®, Homewood Suites® by Hilton® and TownePlace Suites(TM) by Marriott®. Additional information about RFS can be found at its website, http://www.rfshotel.com.

Additional Information And Where To Find It

        In connection with the proposed transaction, RFS has filed a preliminary Proxy Statement and intends to file a definitive Proxy Statement with the Securities and Exchange Commission regarding the proposed transaction. Investors and security holders are urged to read carefully the definitive Proxy Statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the definitive Proxy Statement when it becomes available and other documents containing information about RFS and CNL Hospitality Properties, Inc., without charge, at the SEC's web site at http://www.sec.gov. Free copies of RFS's filings may be obtained by directing a request to RFS Hotel Investors, Inc., 850 Ridge Lake Boulevard, Suite 300, Memphis, Tennessee, 38120, Attention: Corporate Secretary.

        RFS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from RFS's shareholders with respect to the proposed transaction. Information regarding such directors and executive officers is included in the proxy statement for RFS's 2003 annual meeting of shareholders filed with the Securities and Exchange Commission on March 24, 2003. Additional information regarding these directors and executive officers and their respective interests will be included in the definitive Proxy Statement for the merger.

        WHEN IT BECOMES AVAILABLE, RFS'S SHAREHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Contact: Cheryl Cratin
RFS Hotel Investors, Inc.
(901) 767-7005